Exhibit 99.44

MBNA MASTER CREDIT CARD TRUST II

SERIES 1999-G

KEY PERFORMANCE FACTORS
August 31, 1999



Expected B Maturity 07/15/2004


Blended Coupon 6.3410%


Excess Protection Level
3 Month Average   4.14%
August, 1999   4.14%
July, 1999  N/A
June, 1999  N/A


Cash Yield18.93%


Investor Charge Offs 4.48%


Base Rate10.31%


Over 30 Day Delinquency 4.81%


Seller's Interest 7.19%


Total Payment Rate14.37%


Total Principal Balance$46,158,397,644.87


 Investor Participation Amount$750,000,000.00


Seller Participation Amount$3,316,578,126.38





For the purposes of calculating Base Rate and Excess Protection Level, a Coupon of 8.31% (32/360) was used. The Base Rate was calculated using a 32 day monthly period, 7/29/1999 - 8/31/1999.